SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT
                                   Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 30, 2003
                         -------------------------------


                             AUTOCORP EQUITIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



       000-15216                                          87-052250
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)



                  1701 Legacy Dr., Suite 2200 Frisco, TX 75034
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (214) 618-6400
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired.

                                                        Pacific Auto Group, Inc.
                                                                  and Subsidiary

                                                                        Contents








Independent Auditors' Report                                                 F-1


Consolidated Financial Statements

    Consolidated Balance Sheets                                              F-2

    Consolidated Statements of Operations                                    F-4

    Consolidated Statements of Stockholder's Equity                          F-5

    Consolidated Statements of Cash Flows                                    F-6


Notes to Consolidated Financial Statements                            F-7 - F-15

Independent Auditors' Report

The Board of Directors
Pacific Auto Group, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Pacific Auto Group, Inc. and Subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Auto Group, Inc. and Subsidiary as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant losses from operations and has a large accumulated deficit. As a result, the Company is currently dependent on its parent for the financing it utilizes to fund its operations. As discussed in Note 1 to the consolidated financial statements, the Company's ultimate U.S. Parent, Pacific USA Holdings Corp. filed for a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code and is no longer able to provide such financing. Management's plans regarding these matters are described in Note 2 to the consolidated financial statements. These conditions raise substantial doubt about the Company's ability to continue as a going concern.




BY: /s/ EHRENKRANTZ, STERLING & CO., LLC
   -------------------------------------
   EHRENKRANTZ, STERLING & CO., LLC
   LIVINGSTON, NEW JERSEY

September 12, 2003


                                                        Pacific Auto Group, Inc.
                                                                  and Subsidiary

                                                     Consolidated Balance Sheets
================================================================================



December 31,                                                                        2002          2001
----------------------------------------------------------------------------------------------------------

Assets

Current Assets:
     Cash (including Restricted Cash of $1,647,849 in 2002)                      $ 2,773,358   $ 1,111,686
     Finance receivables, net                                                      9,859,865       540,240
     Prepaid expenses and other current assets                                       497,297        12,818
----------------------------------------------------------------------------------------------------------

           Total Current Assets                                                   13,130,520     1,664,744
----------------------------------------------------------------------------------------------------------

Property and equipment, net                                                           95,366       144,757
----------------------------------------------------------------------------------------------------------

Other Assets:

     Capitalized software, net of accumulated amortization of $248,942 in 2002     1,074,721       981,876
     Deferred financing costs, net of accumulated amortization of $50,457
         in 2002 and $94,583 in 2001                                                 290,021       472,917
     Undivided interest in securitization assets                                   9,000,000     9,000,000
     Deposits                                                                         10,448        10,448
----------------------------------------------------------------------------------------------------------

                                                                                  10,375,190    10,465,241
----------------------------------------------------------------------------------------------------------

Total assets                                                                     $23,601,076   $12,274,742
==========================================================================================================


                 See notes to consolidated financial statements.


                                                        Pacific Auto Group, Inc.
                                                                  and Subsidiary

                                                     Consolidated Balance Sheets
================================================================================




December 31,                                                                          2002            2001
--------------------------------------------------------------------------------------------------------------
Liabilities and Stockholder's Equity

Current Liabilities:
     Current portion of long-term debt                                            $    414,774    $       --
     Accounts payable and accrued liabilities                                          452,013         203,841
--------------------------------------------------------------------------------------------------------------

           Total Current Liabilities                                                   866,787         203,841
--------------------------------------------------------------------------------------------------------------

Due to affiliated entities                                                           2,957,743          30,710
Long-term debt, less current portion                                                 8,288,960            --
--------------------------------------------------------------------------------------------------------------
Long-term Liabilities                                                               11,246,703          30,710
--------------------------------------------------------------------------------------------------------------

Commitments                                                                               --              --

Stockholder's equity
   Common stock, $.01 par value; 1000 shares authorized, issued and outstanding             10              10
   Additional paid-in capital                                                       17,023,048      14,025,581
   Accumulated deficit                                                              (5,535,472)     (1,985,400)
--------------------------------------------------------------------------------------------------------------

Total stockholder's equity                                                          11,487,586      12,040,191
--------------------------------------------------------------------------------------------------------------

Total liabilities and stockholder's equity                                        $ 23,601,076      12,274,742
==============================================================================================================

                 See notes to consolidated financial statements.

                                                        Pacific Auto Group, Inc.
                                                                  and Subsidiary

                                           Consolidated Statements of Operations
================================================================================




Year ended December 31,                                  2002           2001
-------------------------------------------------------------------------------

Revenues
   Finance revenue, net                              $ 1,345,267    $    21,649
   Origination Fee income                                370,215            975
   Interest income                                        14,883        126,850
   Other income                                          118,840             57
-------------------------------------------------------------------------------

                                                       1,849,205        149,531
-------------------------------------------------------------------------------

Operating expenses
   Compensation and benefits                           2,657,025      1,079,699
   Professional fees                                     242,986        252,149
   Travel and related expense                            189,125        248,801
   Office, occupancy and equipment                       464,926        207,235
   Computer and systems                                  131,724        136,227
   Depreciation and amortization                         355,404        119,009
   Loan related expenses                                 372,363         56,730
   Interest expense                                      436,734           --
   Other operating                                        76,573         35,081
-------------------------------------------------------------------------------

Total operating expenses                               4,926,860      2,134,931
-------------------------------------------------------------------------------

Loss from operations                                  (3,077,655)    (1,985,400)

Other
   Write-off of deferred financing costs                 472,417           --
-------------------------------------------------------------------------------

Net loss                                             $(3,550,072)   $(1,985,400)
===============================================================================


                 See notes to consolidated financial statements.



                                                        Pacific Auto Group, Inc.
                                                                  and Subsidiary

                                 Consolidated Statements of Stockholder's Equity
================================================================================






                                     Common Stock              Additional                         Total
                             -----------------------------      Paid-In       Accumulated     Stockholder's
                                Shares          Amount          Capital         Deficit          Equity
                             -------------   -------------   -------------   -------------    -------------

Balance, January 1, 2001              --     $        --     $        --     $        --      $        --

Capital contribution                 1,000              10      14,025,581            --         14,025,591
                             -------------   -------------   -------------   -------------    -------------

Net loss                              --              --              --        (1,985,400)      (1,985,400)
                             -------------   -------------   -------------   -------------    -------------

Balance, January 1, 2002             1,000              10      14,025,581      (1,985,400)      12,040,191

Capital contribution                  --              --         2,997,467            --          2,997,467

Net loss                              --              --              --        (3,550,072)      (3,550,072)
                             -------------   -------------   -------------   -------------    -------------

Balance, December 31, 2002           1,000   $          10   $  17,023,048   $  (5,535,472)   $  11,487,586
                             =============   =============   =============   =============    =============


                 See notes to consolidated financial statements.


                                                        Pacific Auto Group, Inc.
                                                                  and Subsidiary

                                           Consolidated Statements of Cash Flows
================================================================================

Year ended December 31,                                                              2002            2001
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
   Net loss                                                                      $ (3,550,072)   $ (1,985,400)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Write-off of deferred financing costs                                            472,417            --
     Depreciation and amortization                                                    359,195         119,009
     Provision for credit losses on finance receivables and
  unearned discounts                                                                1,018,757          70,610
   Increase in prepaid expenses and other current assets                             (484,479)        (12,818)
   Increase in accounts payable and accrued liabilities                               248,172         203,841
-------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                              (1,936,010)     (1,604,758)
-------------------------------------------------------------------------------------------------------------

Cash flows from investing activities
   Capitalized software costs                                                        (341,786)       (981,876)
   Consumer loans originated                                                      (12,201,712)       (631,266)
   Principal payments collected on consumer loans                                   1,863,330          20,416
   Payments for deposits                                                                 --           (10,448)
   Purchases of property and equipment                                                 (9,906)       (169,183)
-------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                             (10,690,074)     (1,772,357)
-------------------------------------------------------------------------------------------------------------

Cash flows from financing activities
   Proceeds from (advances to) affiliated entities                                  2,927,033      (7,069,290)
   Proceeds from long-term debt                                                    11,530,476            --
   Principal payments on long-term debt                                            (2,826,742)           --
   Proceeds from the issuance of common stock                                            --                10
   Capital contributions                                                            2,997,467      12,125,581
   Payment of deferred financing costs                                               (340,478)       (567,500)
-------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                          14,287,756       4,488,801
-------------------------------------------------------------------------------------------------------------

Net increase in cash                                                                1,661,672       1,111,686

Cash, beginning of year                                                             1,111,686            --
-------------------------------------------------------------------------------------------------------------

Cash, end of year                                                                $  2,773,358    $  1,111,686
=============================================================================================================

Supplemental disclosure of cash flow information:
    Interest paid during the year                                                $    391,286    $       --
=============================================================================================================

Supplemental disclosure of non-cash financing activities:
    Contribution of undivided interest in securitization assets                  $       --      $  9,000,000
=============================================================================================================

                 See notes to consolidated financial statements.

                                                        Pacific Auto Group, Inc.
                                                                  and Subsidiary

                                      Notes to Consolidated Financial Statements


1. Organization Pacific Auto Group, Inc., ("PAG") was incorporated on And Business March 15, 2000. PAG is a wholly owned subsidiary of
                           Pacific  Holdings Group,  Inc.  ("PHG") which is 100%
                           owned by Pacific  USA  Holdings  Corp.  (`PUSA").  On
                           December  2, 2002,  PUSA filed a  voluntary  petition
                           under  Chapter 11 of the U.S.  Bankruptcy  Code.  The
                           ultimate  parent  company is Pacific  Electric Wire &
                           Cable Co. in Taiwan.  PAG is the holding  company for
                           its wholly-owned subsidiary American Finance Company,
                           Inc. ("AFCO")  (hereinafter  collectively referred to
                           as  the  "Company").   AFCO's  principal   operations
                           consist  of  the  purchase  of   automobile   finance
                           receivables, collateralized by used automobiles, from
                           franchised   and   independent   automotive   dealers
                           throughout the United States.

                           The  consolidated  financial  statements  include the
                           accounts  of  the  PAG  and  AFCO.  All   significant
                           intercompany accounts and transactions have been eliminated upon consolidation.

2.       Going Concern     The consolidated  financial statements of the Company
                           have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

                           The Company has incurred significant losses from operations and has a large accumulated deficit. As a result, the Company is currently dependent on PUSA for the financing it utilizes to fund its operations. PUSA is no longer able to provide such financing. This raises substantial doubt about the Company's ability to continue as a going concern.

                           In 2003, the Company has executed the transition phase of its business strategy from a portfolio lender to a pass-through originator for third-party buyers of auto finance contracts. In prior years the Company has primarily originated automobile contracts for its own account financed by bank lines of credit. The Company has established contractual relationships with financial institutions under which it originates loans for the institution under the institution's guidelines. These loans are passed through to the financial institution and the Company is paid origination fees. The Company is currently negotiating additional pass-through relationships in an effort to change the Company's mix to a weighting of financed revenue. Although the Company projects that it will be cash flow positive in the second half of 2003, current revenues are not sufficient to cover the Company's operating costs.

                           As indicated in Note 14, the Company has executed several transactions since December 31, 2002 which have significantly restructured the Company's balance sheet and have provided the liquidity necessary for the Company to meet its financing requirements, and the success of future operations. Management believes that actions presently taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

3.      Summary of         Use of Estimates
        Significant
        Accounting         The preparation of financial statements in conformity
        Policies           with   generally   accepted   accounting   principles
                           requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           Restricted Cash
                           The  Company has  $1,647,849  in  restricted  cash in
                           connection  with  an  outstanding   note  payable  at
                           December 31, 2002 (see Note 10 and 14).

                           Finance Receivables

                           Finance receivables consist of purchased installment contracts, which are assigned to the Company upon acquisition. The titles to the automobiles, which serve as security for the payment of the purchased contracts, are either held by the Company or the financial institution which the Finance receivables serve as collateral.

                           Finance receivables that management has the intent and ability to hold for the foreseeable future or until maturity of payoff are reported at their outstanding gross contractual balances, net of allowance for losses and unearned finance revenue.
                           Unearned   finance   revenue   consists  of  unearned
                           interest and discounts realized on contract purchases. Discounts are amortized as adjustments of the yields on the related contracts.

                           Allowance for credit losses is increased by allocating a portion of the discount recorded on the acquisition of contracts. The Company performs periodic evaluations of the adequacy of the allowance for losses taking into consideration the past loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions. Any increases in the allowance for losses subsequent to the acquisition of the contract are charged to earnings. In conjunction with the Company's contract purchases, dealers make certain representations and warranties regarding the validity of the contract and the enforceability of the security interest in the related vehicle. Consequently, the Company has recourse to the dealer in the event the dealer's representations and warranties are false. Furthermore, the Company's standard form agreement with all of its dealers requires that the dealer repurchase any contract where the borrower has failed to make the first two payments. In such cases, it is the Company's responsibility to return the related vehicle to the dealer. Consumer loans are charged off when they are 120 days contractually past due.


                           Undivided Interest in Securitization Assets

                           Undivided interest in securitization assets represents a $9 million interest in loans previously securitized by PUSA. This asset is accounted for at the lower of cost or market.

                           Deferred Financing Costs

                           Deferred financing costs are amortized over the term of the associated debt using the effective interest method.

                           Property and Equipment

                           Furniture and equipment are carried at cost net of accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives. Depreciation and amortization expense was $59,298 and $24,426 for 2002 and 2001, respectively.

                           Capitalized Software

                           The Company capitalizes certain computer software costs, after technological feasibility has been established, which are amortized utilizing the straight-line method over the economic life of the related software which has been estimated at five years.

                           Capitalized software will be amortized at a rate of $264,732 per annum as follows:

                           Year ending December 31,                    Amount
                           -----------------------------------------------------

                                   2003                               $  264,732
                                   2004                                  264,732
                                   2005                                  264,732
                                   2006                                  264,732
                                   2007                                   15,793
                           -----------------------------------------------------
                                                                      $1,074,721
                           -----------------------------------------------------

                           Revenue Recognition

                           Interest and discount income from finance receivables are recognized using the interest (actuarial) method. Accrual of income on finance receivables is suspended when a contract is contractually delinquent for ninety days or more. The accrual is resumed when the contract becomes contractually current, and past due interest and discount income is recognized at that time.

                           Origination Fees are recognized for services provided during the loan origination process at the point in time the loan is funded by the third-party lender.

                           Income Taxes

                           PUSA files a consolidated tax return that includes all subsidiaries that are 80% or more owned. PUSA and its subsidiaries operate under a formal intercompany tax sharing arrangement, which treats PUSA and its subsidiaries on a separate company basis.

                           Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are generally recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and net operating loss carry forwards.

                           Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset in which the Company is not able to determine on a more likely than not basis that the deferred tax asset will be realized.

                           Long-Lived Assets

                           It is the Company's policy to review the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Measurement of the impairment loss is based on the fair value of the asset. Generally fair value will be determined using valuation techniques such as the present value of expected future cash flows.

                           Fair Value of Financial Instruments

                           The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts. The carrying value of cash, accounts payable and accrued liabilities approximate the fair value because of the short maturity of those instruments. The finance receivables have been reduced to their estimated fair value. The carrying value of the undivided interest in securitization assets have been independently appraised and have been reduced to their estimated fair value. The carrying amount of long-term debt approximates the fair value since these debt instruments have variable interest rates similar to those that are currently available to the Company.

                           Concentrations of Credit Risk

                           The Company maintains its cash with high credit quality financial institutions. Each account is secured by the Federal Deposit Insurance Corporation up to $100,000. The Company had cash balances with one bank at December 31, 2002, which exceeded the balance insured by the FDIC in the amount of $2,358,374.

                           Off-Balance Sheet Credit Risk

                           The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. As of December 31, 2002, there were no such commitments.

4.       Recent
         Accounting        In July,  2001,  the Financial  Accounting  Standards
         Pronouncements    Board (FASB) issued Statement of Financial Accounting
                           Standards No. 141, "Business Combinations" (SFAS 141)
                           and Statement of Financial  Accounting  Standards No.
                           142  "Goodwill  and Other  Intangible  Assets"  (SFAS
                           142).   SFAS   141   requires   that   all   business
                           combinations   initiated   after  June  30,  2001  be
                           accounted   for   using   the   purchase   method  of
                           Pronouncements accounting, thereby eliminating use of
                           the pooling of interests method. SFAS (Continued) 141
                           also requires that an intangible  asset acquired in a
                           business   combination   be  recognized   apart  from
                           goodwill  if: (i) the  intangible  asset  arises from
                           contractual   or  other  legal  rights  or  (ii)  the
                           acquired   intangible   asset  is  capable  of  being
                           separated from the acquired enterprise, as defined in SFAS 141.

                           SFAS 142 requires, among other things, that goodwill not be amortized but should be subject to impairment testing at the "reporting unit level" at least annually and more frequently upon the occurrence of certain events, as defined by SFAS 142. A reporting unit is the same level as or one level below an operating segment, as defined by Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information."

                           In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets"

                           (SFAS  144).   SFAS  144   supersedes   Statement  of
                           Financial  Accounting  Standards No. 121  "Accounting
                           for  the  Impairment  of  Long-Lived  Assets  and for
                           Long-Lived  Assets to Be  Disposed  Of," and  certain
                           provisions  of APB  Opinion  No.  30  "Reporting  the
                           Results of  Operations  -  Reporting  the  Effects of
                           Disposal   of   a   Segment   of  a   Business,   and
                           Extraordinary,  Unusual  and  Infrequently  Occurring

                           Events  and   Transactions."   SFAS  144  establishes
                           standards  for  long-lived  assets to be disposed of,
                           and  redefines  the  valuation  and  presentation  of
                           discontinued  operations.  SFAS 144 is effective  for
                           fiscal years  beginning after December  15,2001,  and
                           interim  periods  within  those  fiscal  years.   The
                           adoption  of SFAS 144 did not have a material  effect
                           on  the  Company's  financial  position,  results  of
                           operations, and cash flows.

                           In July,  2002,  the Financial  Accounting  Standards
                           Board, or FASB, issued SFAS No. 146,  "Accounting for
                           Costs  Associated with Exit or disposal  Activities".
                           SFAS No. 146 requires  companies  to recognize  costs
                           associated with exit or disposal activities when they
                           are incurred  rather than at the date of a commitment
                           to an  exit  or  disposal  plan.  Examples  of  costs
                           covered by the  standard  include  lease  termination
                           costs and certain  employee  severance costs that are
                           associated   with   a   restructuring,   discontinued
                           operation,  plant  closing or other exit or  disposal
                           activity. SFAS No. 146 is to be applied prospectively
                           to  exit  of  disposal  activities   initiated  after
                           September  30, 2002. We do not expect SFAS No. 146 to
                           have a material effect on our consolidated  financial
                           position, results of operations or liquidity.

5.       Finance
         Receivables
         and Allowance
         for Credit        Finance receivables consisted of the following:
         Losses
                           December 31,                      2002            2001
                           ----------------------------------------------------------
                           Consumer loans                $ 10,949,232    $    610,850
                           Allowance for credit losses       (793,340)        (61,716)
                           Unearned discounts                (296,027)         (8,894)
                           ----------------------------------------------------------


                           Finance receivables, net      $  9,859,865    $    540,240
                           ==========================================================

                           At December 31, 2002, contractual maturities of finance receivables were as follows:

                           Year ending December 31,                         Amount
                           ----------------------------------------------------------

                                  2003                                   $     14,083
                                  2004                                        729,703
                                  2005                                      4,449,900
                                  2006                                      9,307,767
                           ----------------------------------------------------------
                                                                           14,501,453
                                  Less interest                            (3,552,221)
                           ----------------------------------------------------------

                                  Total                                  $ 10,949,232
                           ==========================================================


                           It is the Company's experience that a substantial portion of the consumer loan portfolio generally is collected before contractual maturity dates. The above tabulation, therefore, is not to be regarded as a forecast of future cash collections. Cash collection of principal amounts of consumer loans totaled $1,863,330 and $20,416 in 2002 and 2001, respectively. (See Note 14)

6.       Undivided         At  December  31,  2002 and 2001,  the Company had an
         Interest on       undivided  interest  in  securitization  assets.  The
         Securitization    rights to this asset were  contributed to the Company
         Assets            by PHG in October 2001 and December  2001.  The value
                           of this  undivided  interest  held by the Company was
                           $9,000,000  as of  December  31,  2002 and 2001.  The
                           total    securitization    asset   was    valued   at
                           approximately $20,070,000 and $28,592,000 at December
                           31, 2002 and 2001, respectively. This securitization asset is pledged as collateral on certain obligations of PUSA. (See Note 14)

7.       Property and      The  components  of  property  and  equipment  are as
         Equipment         follows:

                           December 31,                      2002        2001
                           ----------------------------------------------------

                           Furniture and office equipment  $ 97,205    $ 94,028
                           Software                          81,884      75,155
                           ----------------------------------------------------
                                                            179,089     169,183
                           Accumulated depreciation         (83,723)    (24,426)
                           -----------------------------------------------------
                                                           $ 95,366    $144,757
                           ====================================================


8.       Related Party     The  Company   incurred  costs  from   affiliates  of
         Transactions      $156,522 and $732,054 in 2002 and 2001, respectively,
                           for information technology services. (See Note 12)

9.       Benefit Plan      The  employees  of the Company are covered  under the
                           Pacific USA Holdings Corp.  401(k) Savings Plan. Upon
                           completion  of  certain   eligibility   requirements,
                           employees are allowed to contribute up to 15% of their annual compensation. The Company matches 50% of such contributions up to 6%. Contributions by the Company totaled $33,983 and $8,772 at December 31,
                           2002 and 2001, respectively.

10.      Long-term Debt    The Company has an  $8,215,598  note  payable  with a
                           financial  institution,  which  matures  October  31,
                           2005.  The  outstanding  balance at December 31, 2002
                           totaled $8,028,767. The note payable is structured so
                           that principal payments made by consumers to pay down
                           the finance receivables reduce the outstanding amount
                           of the note  payable.  No additional  borrowings  are
                           available  under  this  note  payable.   Interest  is
                           payable at the prime base rate plus 2%. The agreement
                           is  collateralized by substantially all of the assets
                           of the  Company.  The  note  payable  is  subject  to
                           certain   financial   and   non-financial   covenants
                           including a minimum tangible net worth, maximum cumulative charge-off ratio and a maximum rolling three month average delinquency rate. This note payable was repaid in June 2003 (See Note 14).

                           The Company has a $298,073 note payable with a financial institution, which matures August 31, 2005. The outstanding balance at December 31, 2002 totaled $271,192. The note payable is structured so that principal payments made by consumers to pay down the finance receivables reduce the outstanding amount of the note payable. No additional borrowings are available under this note payable. Interest is payable at the prime base rate plus 4.5%. The agreement is collateralized by assets of the Company. The note payable is subject to certain non-financial covenants. This note payable was repaid in June 2003 (See Note 14).

                           The Company has a $3,000,000 note payable with a financial institution, which matures June 30, 2002. The outstanding balance at December 31, 2002 totaled $403,775. The note payable is structured so that a portion of payments received under a Residual Interest Instrument of an affiliated PUSA subsidiary are utilized contractually to reduce the outstanding amount of the note payable. No additional borrowings are available under this note payable. Interest is payable at the prime base rate plus 1%. The agreement is collateralized by Residual Interest Instrument of an affiliated PUSA subsidiary. The note payable is subject to certain non-financial covenants. This note payable was repaid in February 2003.

                           The Company had a $35,000,000 line of credit with a financial institution that matured in November 2002. There was no outstanding balance at December 31, 2001.

11.      Income Taxes      The Company has remaining  cumulative Federal tax net
                           operating losses (NOLs) on a separate company basis of approximately $5,500,000 at December 31, 2002 for tax purposes expiring in 2021 and 2022. These NOLs were generated, principally as a result of the tax losses resulting from the operations of the Company.

                           Due to the current uncertainty of realizing the benefits of the tax NOL carry-forward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carry-forward depends predominately upon the Company's ability to generate taxable income during the carry forward period. At December 31, 2002 and 2001, the Company has provided a full valuation allowance for the deferred tax assets since management has not been able to adequately determine that the realization of the asset is more likely than not.

                           The components of income taxes are comprised as follows:

                           Year Ended December 31,       2002           2001
                           ----------------------------------------------------
                           Deferred

                               Federal               $ 1,146,000    $   641,000
                               State                     178,000         99,000
                           ----------------------------------------------------

                                                       1,324,000        740,000
                           Valuation Allowance        (1,324,000)      (740,000)
                           ----------------------------------------------------

                                                     $      --      $      --
                           ====================================================


                           The difference between the U.S. Federal statutory rate and the Company's effective tax rate is:

                           Year Ended December 31,       2002           2001
                           ----------------------------------------------------

                           Federal statutory tax rate   34.0%          34.0%
                           Valuation allowance         (34.0%)        (34.0%)
                           ----------------------------------------------------


                           Effective tax rate            0.0%           0.0%
                           ====================================================

                           Deferred tax assets (liabilities) are comprised of the following:

                           December 31,                  2002           2001
                           ----------------------------------------------------

                           Net operating loss
                             carryfowards            $ 2,064,000    $  740,000
                           Valuation allowance        (2,064,000)     (740,000)
                           ----------------------------------------------------
                                                     $      --      $      --
                           ====================================================

12.      Commitments       Operating Lease

                           The Company leases an office facility under an operating lease which expires in September 2004. Rent expense totaled $184,859 and $111,568 in 2002 and 2001. Future minimum annual payment under the operating lease are as follows:

                           Year ending December 31,                   Amount
                           -----------------------------------------------------
                                     2003                          $     128,290
                                     2004                                 78,748
                           -----------------------------------------------------

                                     Total                         $     207,038
                           -----------------------------------------------------

                           In addition, the Company leases additional office space from affiliated entities on a month-to-month basis. Rental expense paid to affiliated entities was $19,562 and $82,603 in 2002 and 2001.

                           Stock Warrants

                           AFCO has granted 150,000 warrants to the Automotive Finance Corporation in connection with a strategic alliance agreement. These warrants vest at a rate of 33.33% per year and are exercisable at a price equal to PUSA's outstanding equity investment in AFCO divided by the number of issued and outstanding shares of AFCO common stock as of the exercise date. For 2002 and 2001, the Company recognized no expense in connection with the granting of these warrants.

                           Employment Agreements

                           AFCO has entered into employment agreements with certain key executive employees that expire on April 29, 2004.

                           Litigation

                           The Company is not currently involved in any litigation that they expect, individually or in the aggregate, will have a material adverse effect on the Company's financial statements or results of operations.

13.      Stock Plans       AFCO has  granted  100,000  stock  options to certain
         and Stock-Based employees effective May 1, 2001, at an exercise price Compensation of $10 per share, and vesting over a five-year period from May 2002 through May 2006.

                           SFAS No. 123 "Accounting for Stock-Based Compensation" encourages (but does not require) compensation expense to be measured based on fair value of the equity instrument awarded. In accordance with APB No. 25 "Accounting for Stock Issued to Employees" no compensation cost has been recognized in the Consolidated Statements of Operations for the Company's stock option plans, as all options have been granted to employees with exercise prices equal to or greater than the fair market value of the underlying stock on the date of the grant.

14.      Subsequent        In February 2003, the Company borrowed  approximately
         Events            $1,476,000 of funds from a financial institution that
                           bears an  interest  rate of prime  plus  2.5%  with a
                           maturity   of   90   days.    The    borrowings   are
                           collateralized   by   certain   finance   receivables
                           totaling approximately $2,933,000. This note payable was repaid in June 2003 in connection with proceeds received from the consumer loan sale noted below.

                           In November 2002 and March 2003, the Company contracted with financial institutions to sell certain finance receivables that are secured by new and used automobiles and light duty trucks. In January and May 2003, the Company has commenced selling certain retail installment contracts to these financial institutions.

                           In May 2003, the Company sold, transferred and assigned $3,000,000 of the Company's undivided interest in securitization assets to a financial institution in exchange for $3,000,000.

                           On May 31, 2003, the Company declared a payment of a return of capital consisting of an undivided interest in securitization assets in the amount of $4,000,000.

                           In June 2003, the Company contracted with a financial institution to sell previously-pledged consumer loans for an aggregate purchase price of approximately $8,100,000. The proceeds from this loan plus funds available due to removal of restrictions on cash were used to payoff all existing long-term debt that was collateralized by these consumer loans at that time.

                           On June 30, 2003, the Company became a wholly-owned subsidiary of AutoCorp Equities, Inc. (a publicly-traded company) through a reverse triangular merger, whereby a newly-formed, wholly-owned, acquisition subsidiary of AutoCorp Equities, Inc. merged with and into the Company, with the Company being the surviving corporation in the merger.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                AUTOCORP EQUITIES, INC.


Dated:  September 16, 2003                      By: /s/ Charles Norman
                                                   -----------------------------
                                                   Charles Norman
                                                   President